EXHIBIT 10.4

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of __________ __, 2017, made by Intellinetics, Inc., a Nevada corporation (the “Borrower”), in favor of Taglich Brothers, Inc., a New York corporation, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the lenders listed on Schedule 1 attached hereto (the “Lenders”).

1. Defined Terms. All terms used in this Agreement which are defined in the Note Purchase Agreement, dated ____________ __, 2017, by and among the Borrower, the Collateral Agent and the Investors (the “Purchase Agreement”), the Notes or in Articles 8 or 9 of the Code, and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Software”, and “Supporting Obligations”.

As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

1.1 “Code” means the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2 “Collateral” shall have the meaning assigned to it in Section 2 of this Security Agreement.

1.3 “ Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

1.4 “Obligations” means for so long as the Notes are outstanding, (i) the payment by the Borrower, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Purchase Agreement, this Agreement, the Notes and the other Transaction Documents, including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, interest, premiums, penalties, contract causes of action, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under this Agreement or any of the Transaction Documents.

1.5 “Security Agreement” means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

2. Grant of Security Interest; Security for Obligations.

(a) Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Collateral Agent for itself and for the benefit of the Lenders, a security interest in all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest: (i) Accounts; (ii) Chattel Paper (whether tangible or electronic); (iii) Commercial Tort Claims; (iv) Deposit Accounts; (v) Documents; (vi) Equipment; (vii) Financial Assets; (viii) Fixtures; (ix) General Intangibles (including, without limitation, all Payment Intangibles); (x) Goods; (xi) Instruments; (xii) Inventory; (xiii) Investment Property; (xiv) Copyrights, Patents and Trademarks, and all Licenses; (xv) Letter-of-Credit Rights; (xvi) Supporting Obligations; (xvii) insurance claims and proceeds; (xviii) books and records, computer programs, databases and other computer materials of the Borrower pertaining to any and all of the foregoing; (xix) all other tangible and intangible personal property of the Borrower (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of the Borrower or any other Person from time to time acting for the Borrower, in each case, to the extent of the Borrower’s rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and (xx) to the extent not otherwise included, Proceeds and products of any and all of the foregoing (collectively, the “Collateral”).

(b) Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following Obligations, whether now existing or hereafter incurred.

3. Rights of Lenders; Limitations on Lenders’ Obligations.

(a) Borrower Remains Liable under Accounts. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Collateral Agent nor the Lenders shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or the Lenders of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or the Lenders be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Notice to Account Debtors. Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of a default under the Notes (“Event of Default”), the Borrower shall notify account debtors on the Accounts that the Accounts have been assigned to the Collateral Agent on behalf of the Lenders and that payments in respect thereof shall be made directly to the Collateral Agent on behalf of the Lenders. The Collateral Agent may in its own name or in the name of others communicate with account debtors on the Accounts to verify with them to its satisfaction the existence, amount and terms of any Accounts.

(c) Collections on Accounts. The Collateral Agent hereby authorizes the Borrower to collect the Accounts, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Borrower, shall be forthwith (and, in any event, within two Business Days) deposited by the Borrower in the exact form received, duly endorsed by the Borrower to the Collateral Agent if required, in a special collateral account maintained by the Collateral Agent, subject to withdrawal by the Collateral Agent only, as hereinafter provided, and, until so turned over, shall be held by the Borrower in trust for the Collateral Agent, segregated from other funds of the Borrower. All Proceeds constituting collections of Accounts while held by the Collateral Agent (or by the Borrower in trust for the Collateral Agent) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied thereto by the Collateral Agent, or by the Borrower with the Collateral Agent’s consent. If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. At the Collateral Agent’s request, the Borrower shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the accounts, including, without limitation, all original orders, invoices and shipping receipts.

(d) Trust Account. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in its discretion, elect to require the Borrower to establish with the Collateral Agent or their designee a trust account and to deal with all of its Receivables subject to the provisions of this Section. Following such election, the Borrower will collect its Receivables as the Collateral Agent’s collection agent, hold such collections in trust for the Collateral Agent without commingling the same with other funds of the Borrower and will promptly, on the day of receipt thereof, transmit such collections to the Collateral Agent in the identical form in which they were received by the Borrower, with such endorsements as may be appropriate, accompanied by a report, in form approved by the Collateral Agent, showing the amount of such collections and the cash discounts applicable thereto.

(e) Title to Collateral. The Borrower represents and warrants to the Collateral Agent and Lenders that it has good title to all of the Collateral, free and clear of all liens, security interests and adverse interests, in favor of any person or entity other than the Collateral Agent and Lenders.

4. Covenants. The Borrower covenants and agrees that, from and after the date of this Security Agreement until the Obligations are paid in full:

(a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests and liens created hereby. To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, the Borrower hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in the Borrower’s name and to file such agreements, instruments or other documents in the Borrower’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine regardless of whether any particular asset of the Borrower falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of the Borrower constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Security Agreement.

(b) Indemnification. The Borrower agrees to defend, protect, indemnify and hold the Collateral Agent and each of the Lenders, jointly and severally, harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any court, arbitrator or governmental entity, jurisdiction or authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement (including, without limitation, enforcement of this Agreement). In any suit, proceeding or action brought by the Collateral Agent under any Account for any sum owing thereunder, or to enforce any provisions of any Account, the Borrower will save, indemnify and keep the Collateral Agent and each of the Lenders, jointly and severally, harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The foregoing indemnification shall not apply to any liabilities, costs or expenses resulting directly from the gross negligence or actual willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(c) Maintenance of Records. The Borrower will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including without limitation, a record of all payments received and all credits granted with respect to the Accounts. For the Collateral Agent and Lenders’ further security, the Borrower hereby grants to the Collateral Agent and Lenders a security interest in all of the Borrower’s books and records pertaining to the Collateral, and upon the occurrence and during the continuance of an Event of Default, the Borrower shall turn over any such books and records to the Collateral Agent or to its representatives during normal business hours at the request of the Collateral Agent.

(d) Right of Inspection. The Collateral Agent shall at all times have full and free access during normal business hours, and upon reasonable prior notice, to the Collateral and to all the books of record and account of the Borrower, and the Collateral Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Borrower agrees to render to the Collateral Agent, at the Borrower’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at all times also have the right during normal business hours, and upon reasonable prior notice, to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same or otherwise protecting its interests therein.

(e) Compliance with Laws, etc. The Borrower will comply in all material respects with all laws, rules, regulations and orders of any court, arbitrator or governmental entity, jurisdiction or authority applicable to the Collateral or any part thereof or to the operation of the Borrower’s business; provided, however, that the Borrower may contest any such law, rule, regulation or order in any reasonable manner which shall not, in the reasonable opinion of the Collateral Agent, adversely affect the Collateral Agent’s rights or the priority of its liens on the Collateral. The Borrower will at all times maintain its corporate existence.

(f) Payment of Obligations. The Borrower will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Borrower’s books in accordance with GAAP.

(g) Limitation on Liens on Collateral. The Borrower will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien, security interest, pledge, mortgage, deed of trust, levy, attachment, claim or other charge or encumbrance on or to the Collateral, and will defend the right, title and interest of the Collateral Agent and Lenders in and to any of the Collateral against the claims and demands of all persons or entities whatsoever.

(h) Limitations on Dispositions of Collateral. The Borrower will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for sales of Collateral in the ordinary course of business as generally conducted by the Borrower.

(i) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Borrower, the Borrower will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person or entity liable for the payment thereof, or allow any credit or discount whatsoever thereon.

(j) Maintenance of Equipment. The Borrower will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

(k) Further Identification of Collateral. The Borrower will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

5. Collateral Agent’s Appointment as Attorney-in-Fact.

(a) Powers. The Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Collateral Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

(i) in the case of any Account, at any time when the authority of the Borrower to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 3(c) hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument or with respect to any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or with respect to any other collateral whenever payable;

(ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs called for the terms of this Security Agreement and to pay all or any part of the costs thereof; and

(iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent, for the benefit of the Lenders, or as the Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, for the benefit of the Lenders, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Borrower’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and Lenders’ liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Borrower might do.

At the reasonable request of the Collateral Agent, the Borrower shall deliver to the Collateral Agent, one or more further documents ratifying any and all actions that said attorneys shall lawfully take or do or cause to be taken or done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) Other Powers. The Borrower also authorizes the Collateral Agent, at any time and from time to time, to execute, in connection with the sales provided for in Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) No Duty on Collateral Agent’s Part. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and Lenders’ interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent, the Lenders nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6. Performance by Collateral Agent of Borrower’s Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent incurred in connection with such performance or compliance shall be payable by the Borrower to the Collateral Agent on demand and shall constitute Obligations secured hereby.

7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other person or entity (all and each of which are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as they may deem advisable and at such prices as they may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Borrower’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent or Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the Code, need the Collateral Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Collateral Agent and Lenders arising out of the exercise by the Collateral Agent and Lenders of any of its rights hereunder; provided, however, that such release shall not apply to any claim, damage or demand resulting directly from the gross negligence, actual willful misconduct or bad faith of the Collateral Agent or Lenders. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least seven days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

8. Limitation on Duties Regarding Preservation of Collateral. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

9. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

10. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

12. No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Collateral Agent; provided, however, that any provision of this Security Agreement may be waived by the Collateral Agent in a written letter or agreement executed by the Collateral Agent or by telex or facsimile transmission from the Collateral Agent. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Obligations, and (ii) be binding on the Borrower and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Lenders hereunder, to the benefit of the Collateral Agent and the Lenders and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to the Borrower, the Collateral Agent and the Lenders may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Lenders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Lender shall mean the assignee of the Collateral Agent or such Lender. None of the rights or obligations of the Borrower hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer without the consent of the Collateral Agent shall be null and void.

14. Applicable Law; Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if jurisdiction in such court is lacking, the Supreme Court of the State of New York, New York County, in respect of any dispute or matter arising out of or connected with this Agreement.

15. WAIVER OF JURY TRIAL, ETC. THE BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE COLLATERAL AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT COLLATERAL AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT ENTERING INTO THIS AGREEMENT.

16. Rescission of Payments. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Collateral Agent, any Lender or any other Person upon (i) the occurrence of any Insolvency Proceeding of any of the Borrower or (ii) otherwise, in all cases as though such payment had not been made.

17. Material Non-Public Information. Upon the delivery of any notices, documents, information or materials to Collateral Agent by the Borrower or any of its officers, directors, employees and/or agents in accordance with or pursuant to this Agreement or any other Transaction Document, the Borrower shall certify or cause to be certified in writing to Collateral Agent whether such notices, documents, information or materials contain any material non-public information. If Collateral Agent receives any such notices, documents, information or materials with such certification that such notices, documents, information or materials contain material non-public information and the Collateral Agent reasonably determines, in its sole discretion, the Lenders should receive such notices, documents, information or materials, (x) Collateral Agent shall deliver a written notice to the Borrower that Collateral Agent intends to promptly deliver such notice, documents or other information or materials to the Lenders, (y) the Borrower shall within one (1) Business Day after any receipt of such written notice from Collateral Agent (A) publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise and (B) deliver written notice to Collateral Agent certifying that such notice, documents, information or materials no longer contain any material, non-public information (a “Non-Public Certification”) and (z) promptly following the receipt of such Non-Public Certification, Collateral Agent shall delivery such notice, documents, information or materials to each Lender. Any delivery by Collateral Agent of any notice, documents or other information or materials to any Lender shall be deemed to be a delivery by the Borrower to such Lender for all purposes hereunder and pursuant to any other Transaction Documents. To the extent Collateral Agent receives any notices, documents, information or materials from Borrower and/or any of its subsidiaries or any of its or their respective officers, directors, employees and agents without concurrent certification by Borrower that such notices, documents, information or materials do not contain any non-public information or the Borrower fails to deliver a Non-Public Certification as required hereunder, Collateral Agent shall retain such items or information and shall not deliver any such items or information to any Lender, but shall deliver written notice to each Lender that it has received items or information that may or may not contain material non-public information without a certification by Borrower as to the contents thereof (but without otherwise describing in any detail such items or information). Upon receipt of such notice, each Lender may provide further instruction to Collateral Agent with respect to distribution of such notices, documents, information or materials to such Lender (and not to any other Lender) and Collateral Agent shall have no further duty with respect thereto until receipt of such instruction from any such Lender. Notwithstanding anything herein or in any Transaction Document to the contrary, the Collateral Agent shall not deliver to any Lender any documents or other information or materials without prior certification by Borrower that such notices, documents, information or materials do not contain material non-public information, without the prior written consent of such Lender (other than notices of the occurrence of an Event of Default).

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IN WITNESS WHEREOF, the Borrower has caused this Security Agreement to be duly executed and delivered in favor of the Collateral Agent on behalf of the Lenders.

BORROWER:

INTELLINETICS, INC.

By:
Name:	James F. DeSocio
Title:	Chief Executive Officer

ACCEPTED BY:
TAGLICH BROTHERS, INC., as Collateral Agent

By:
Name:	Richard Oh
Title:	Managing Director

Schedule 1

Lenders